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     PART II, ITEM 6                                             EXHIBIT 11


                                  CCAIR, Inc.

                 COMPUTATION OF EARNINGS (LOSS) PER SHARE (1)


                                                                   Three Months ended March 31,
                                                                        1995                     1994

     Net loss                                                         $(  274,592)              $(1,850,922)

     Shares
       Weighted average number of
         shares outstanding                                             7,381,195                7,131,195

     Assuming exercise of options (2)                                  ----                         49,358

     Weighted average number of
       shares outstanding,
       as adjusted                                                      7,381,195                7,180,553


     Loss per share:                                              $   (  .04 )              $   (  .26 )


                                                                         Nine Months ended March 31,
                                                                        1995                     1994

     Net loss                                                         $(  407,160)              $(4,171,325)

     Shares
       Weighted average number of
         shares outstanding                                             7,381,195                6,909,619

     Assuming exercise of options (2)                                  ----                         105,584

     Weighted average number of
       shares outstanding,
       as adjusted                                                      7,381,195                7,015,584


     Loss per share:                                              $   (  .06 )              $   (  .59 )



     (1) Fully diluted average number of shares outstanding, as adjusted and earnings (loss) per share are the same as calculated for primary for the periods presented.

     (2)      Not reflected in 1995 due to anti-dilutive effect.


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